Exhibit 4.2

Execution Version

SIMON PROPERTY GROUP, L.P.

ISSUER

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

SUPPLEMENTAL INDENTURE

DATED AS OF JULY 9, 2020

$500,000,000 Additional 3.500% NOTES due 2025

SUPPLEMENT TO INDENTURE,
DATED AS OF NOVEMBER 26, 1996,
BETWEEN
SIMON PROPERTY GROUP, L.P.
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(AS SUCCESSOR TO THE CHASE MANHATTAN BANK),
AS TRUSTEE

This SUPPLEMENTAL INDENTURE, dated as of July 9, 2020 (this “Supplemental Indenture”), between SIMON PROPERTY GROUP, L.P. (formerly known as Simon DeBartolo Group, L.P.), a Delaware limited partnership (the “Issuer” or the “Operating Partnership”), having its principal offices at 225 West Washington Street, Indianapolis, Indiana 46204, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Chase Manhattan Bank), a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), having its Corporate Trust Office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

RECITALS

WHEREAS, the Issuer and Simon Property Group, L.P., a Delaware limited partnership acting as a guarantor (the “Guarantor”), executed and delivered to the Trustee an Indenture, dated as of November 26, 1996 (the “Original Indenture”), providing for the issuance from time to time of debt securities evidencing unsecured and unsubordinated indebtedness of the Issuer;

WHEREAS, on December 31, 1997 the Guarantor was merged into the Issuer as contemplated under the Indenture;

WHEREAS, the Issuer changed its name from “Simon DeBartolo Group, L.P.” to “Simon Property Group, L.P.” effective as of September 24, 1998;

WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof;

WHEREAS, the Issuer and Trustee executed and delivered the Thirty-Third Supplemental Indenture, which supplemented the Original Indenture, dated as of August 17, 2015 (as may be further amended, supplemented or otherwise modified from time to time, the “Thirty-Third Supplemental Indenture” and, together with this Supplemental Indenture and the Original Indenture, the “Indenture”) providing for the issuance of the Operating Partnership’s 3.500% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Operating Partnership has previously issued $600,000,000 aggregate principal amount of the Notes under the Indenture (the “Initial Notes”);

WHEREAS, the Operating Partnership wishes to issue an additional $500,000,000 aggregate principal amount of the Notes as additional debt securities under the Indenture (the “New Notes”);

WHEREAS, Section 1.05(h) of the Thirty-Third Supplemental Indenture provides, among other things, that (i) the Operating Partnership may, from time to time, without the consent of or notice to the Holders, create and issue further debt securities under the Indenture having the same terms and conditions as the Initial Notes in all respects, except for issue date, issue price and, to the extent applicable, first payment of interest and (ii) notice of any such issuance shall be given to the Trustee and a new supplemental indenture shall be executed in connection with the issuance of such additional debt securities;

WHEREAS, the Operating Partnership wishes to execute and deliver this Supplemental Indenture to create and provide for the issuance of the New Notes as additional debt securities under the Indenture;

WHEREAS, all actions required to be taken under the Indenture with respect to this Supplemental Indenture have been taken.

NOW, THEREFORE, IT IS AGREED:

Article I

DEFINITIONS, CREATION, FORMS AND
TERMS AND CONDITIONS OF THE SECURITIES

SECTION 1.01.       Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture as supplemented by the Thirty-Third Supplemental Indenture.

SECTION 1.02.        Creation and Terms of the New Notes. In accordance with Section 1.05(h) of the Thirty-Third Supplemental Indenture, the Operating Partnership hereby creates the New Notes as additional debt securities under the Indenture. The New Notes shall be consolidated with and shall form a single series with the Initial Notes. The New Notes shall have the same terms and conditions as the Initial Notes in all respects, except that the issue date of the New Notes shall be July 9, 2020 and the first 2020 Interest Payment Date of the New Notes shall be September 1, 2020. The New Notes issued in the form of a Global Note will be issued under the same CUSIP number (828807 CV7) as the Initial Notes. The form of Global Note representing the New Notes shall be substantially in the Form of Note attached to the Thirty-Third Supplemental Indenture as Exhibit A.

SECTION 1.03.        Aggregate Principal Amount of the New Notes. The aggregate principal amount of the New Notes to be authenticated and delivered under this Supplemental Indenture is $500,000,000.

Article II

TRUSTEE

SECTION 2.01.        Corporate Trust Office. The Trustee is appointed as the principal paying agent, transfer agent and registrar for the New Notes and for the purposes of Section 1002 of the Indenture. The Notes may be presented for payment at the Corporate Trust Office of the Trustee or at any other agency as may be appointed from time to time by the Operating Partnership in The City of New York or the City of Chicago.

SECTION 2.02.        Recitals of Fact; Other Matters.

(a)           The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer and the Trustee assumes no responsibility for the correctness thereof.

(b)           The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under the Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(c)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)           The Trustee may reasonably rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Issuer or the Holders of the Notes due to the Trustee’s reasonable reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee.

(e)           Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or the transactions contemplated hereby or thereby.

SECTION 2.03.        Successor. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.

Article III

MISCELLANEOUS PROVISIONS

SECTION 3.01.        Ratification of Original Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented by the Thirty-Third Supplemental Indenture, and as supplemented and modified hereby, the Original Indenture as supplemented by the Thirty-Third Supplemental Indenture is in all respects ratified and confirmed, and the Original Indenture, the Thirty-Third Supplemental Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 3.02.        Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.03.        Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 3.04.        Separability Clause. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.05.        Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 3.06.       Counterparts. This Supplemental Indenture may be executed in any number of counterparts manually, by facsimile or by electronic signature, and each of such counterparts so executed shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission or other electronically-imaged format (including, without limitation, DocuSign or Adobe Sign) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission or other electronically-imaged format (including, without limitation, DocuSign or Adobe Sign) shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of similar import in this Supplemental Indenture shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures in wet ink or a paper-based recordkeeping system, as the case may be, to the fullest extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee. Except as otherwise provided in the Original Indenture, any documents to be executed in connection with the New Notes and the transactions contemplated thereby may be executed in the manner provided in this Section in the case of this Supplemental Indenture and with the same effect as referenced in this Section in the case of the Supplemental Indenture.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above written.

SIMON PROPERTY GROUP, L.P.

By: Simon Property Group, Inc., its sole General Partner

By:	/s/ Brian J. McDade
	Name:	Brian J. McDade
	Title:	Executive Vice President - Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Nancy L. Packard
	Name:	Nancy L. Packard
	Title:	Vice President